UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 21, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition
     On October 21, 2008, the Registrant announced its consolidated financial results for the quarter ended September 30, 2008. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek

Barry J. Niziolek
Vice President and Controller
October 21, 2008

3

OCTOBER 21, 2008	Contact:	Anthony Farina
WILMINGTON, Del.		302-773-4418
anthony.r.farina@usa.dupont.com
DuPont Reports Solid Third Quarter Results;
Emerging Markets Sales Grow 25 Percent
Highlights
•	Third quarter 2008 earnings per share were $.40, including a hurricane-related charge of $.16 per share. Excluding significant items, earnings were $.56 per share compared to $.59 per share in the third quarter 2007.

•	Sales increased 9 percent to $7.3 billion, reflecting 9 percent higher local selling prices, a 4 percent currency benefit and 4 percent lower volume. Continuing growth in emerging markets, where sales increased 25 percent, contributed to 16 percent sales growth outside the United States.

•	Higher selling prices more than offset a 16 percent increase in raw material, energy and freight costs.

•	Agriculture & Nutrition sales grew 22 percent, reflecting strong demand in the southern hemisphere.

•	For the nine months ended September 30, 2008, earnings per share were $3.05, up 13 percent excluding significant items.

•	The company provided fourth quarter 2008 earnings guidance of $.20 to $.25 per share which reflects continuing hurricane-related business interruption impacts of about $.10 earnings per share and expected weakening demand in North American and Western European markets.

•	The company revised its full-year 2008 earnings outlook to a range of $3.25 to $3.30 per share, excluding significant items. The previously provided full-year outlook was a range of $3.45 to $3.55 per share.
          “Our businesses performed well in the third quarter despite hurricanes and slower economies around the world, reflecting the strong position of our science-based products in production agriculture, photovoltaics and emerging markets,” said DuPont Chairman and CEO Charles O. Holliday, Jr.

Weather-Related Impacts
          The company recorded a one-time pre-tax charge of $227 million or $.16 per share in the third quarter for costs associated with clean up, restoration of manufacturing operations, and lost inventory resulting from hurricanes. Storm surge caused significant damage at the company’s plant in Orange, Texas. The company declared “force majeure” for ethylene copolymers and certain other ethylene-based product lines. In addition to the $.16 per share charge, the company estimates business interruption impacts from the hurricanes at about $.02 per share in the third quarter and about $.10 per share for the fourth quarter.
Global Consolidated Sales and Net Income
          Consolidated net sales grew 9 percent to $7.3 billion. Sales outside the United States grew 16 percent and accounted for 68 percent of worldwide sales. Sales in emerging markets grew 25 percent. A 9 percent increase in local selling prices more than offset lower global sales volumes resulting from weak demand in motor vehicle and construction-related markets, and hurricane disruptions. The table below shows worldwide and regional sales performance of third quarter 2008 versus third quarter 2007.

	Three Months Ended
	September 30, 2008		Percentage Change Due to:
			Local
			Currency	Currency
(dollars in billions)	$	% Change	Price	Effect	Volume	Portfolio/Other
U.S.	$2.3	(2)	12	—	(13)	(1)
Europe	2.2	14	5	11	(2)	—
Asia Pacific	1.5	15	9	2	5	(1)
Canada & Latin America	1.3	20	13	4	3	—
Total Consolidated Sales	$7.3	9	9	4	(4)	—
          Net income for third quarter 2008 was $367 million versus $526 million in the prior year. Excluding the hurricane charge in the current quarter and a prior-year litigation charge, net income was $513 million versus $552 million in the prior-year quarter.

Earnings Per Share
     The table below shows the variances in third quarter 2008 earnings per share (EPS) versus third quarter 2007, excluding significant items. The 5 percent decline in earnings per share, excluding significant items, principally reflects higher costs for raw materials, energy and freight, lower sales volume and spending for growth initiatives. Higher selling prices, favorable currency and lower taxes contributed to earnings in the quarter.
EPS Analysis

EPS
3rd Quarter 2007	$0.56
Exclude Litigation Charge	0.03

3rd Quarter 2007 - excluding significant items	$0.59

Variances:
Local prices	0.54
Variable costs*	(0.46)
Volume	(0.08)
Fixed costs*	(0.11)
Currency	0.07
Income taxes**	0.05
Exchange loss versus gain in 3Q07	(0.05)
Other (Including $.02 from Pharmaceuticals)	0.01

3rd Quarter 2008 - excluding significant items	$0.56
Include Hurricane Charge	(0.16)

3rd Quarter 2008	$0.40

*	Excludes volume and currency impact

**	Includes $0.02 net benefit from tax settlements

Business Segment Performance
          Segment sales and related variances versus third quarter 2007 are shown in the table below:

SEGMENT SALES*

	Three Months Ended		Percentage Change
	September 30, 2008		Due to:
			USD		Portfolio
(Dollars in billions)	$	% Change	Price	Volume	and Other
Agriculture & Nutrition	$1.3	22	19	5	(2)
Coatings & Color Technologies	1.8	7	10	(3)	—
Electronic & Communication Technologies	1.1	13	12	(1)	2
Performance Materials	1.7	3	15	(11)	(1)
Safety & Protection	1.5	9	13	(4)	—

*	Segment sales include transfers
          Segment pre-tax operating income (PTOI) was $682 million, down 26 percent versus third quarter 2007, as shown in the table below. Excluding significant items, total segment PTOI for third quarter 2008 was $909 million versus $956 million in the prior year, down 5 percent.
PRE-TAX OPERATING INCOME

	Three Months Ended
	September 30, 2008
			% Change vs.
(Dollars in millions)	2008	2007	2007
Agriculture & Nutrition	$(21)	$(96)	nm
Coatings & Color Technologies	190	204	(7)
Electronic & Communication Technologies	137	138	(1)
Performance Materials	(91) *	196	(146)
Safety & Protection	251	313	(20)

Total Growth Platforms	466	755	(38)
Pharmaceuticals	260	237	10
Other	(44)	(76)	nm

Total Segments	$682	$916	(26)

*	Includes a $216 million hurricane charge. See Schedule C for detail by segment.

The following are business segment highlights comparing sales and PTOI for third quarter 2008 versus third quarter 2007.
Agriculture & Nutrition
•	Sales grew 22 percent to $1.3 billion due to herbicide pricing, strong demand for fungicides and insecticides in Brazil, increased seed share and acres in Brazil, and strong demand for oilseeds in Europe. Pricing gains and favorable currency across the segment more than offset crop protection portfolio changes.

•	Seasonal third quarter pre-tax operating losses improved from $96 million in the prior year to the current $21 million. The $75 million PTOI increase is principally due to higher sales and a $49 million gain on the settlement of soybean contracts, partly offset by spending for growth initiatives. Third quarter 2007 included a $25 million benefit from a contract termination payment.
Coatings & Color Technologies
•	Sales of $1.8 billion were up 7 percent. Higher USD selling price and volume growth in Asia and Latin America more than offset lower volumes in North America and Europe.

•	PTOI of $190 million was down 7 percent. Cost productivity, pricing improvements, and favorable currency only partially offset the impact of weak automotive and housing markets and higher raw material, energy and freight costs.
Electronic & Communication Technologies
•	Sales grew 13 percent to $1.1 billion, with strength in fluoropolymers and microcircuit materials for photovoltaic applications partially offset by weakness in automotive and consumer electronics. Strong sales in Asia were moderated by softening demand in Europe.

•	PTOI of $137 million was essentially flat versus last year as increased revenue was offset by higher ingredient costs and growth investments for photovoltaics.
Performance Materials
•	Sales grew 3 percent to $1.7 billion, with price gains offsetting lower demand. Volume decline reflects market softness and impact of the hurricanes.

•	A $91 million pre-tax operating loss included a $216 million hurricane charge. Excluding this charge, PTOI declined 36 percent to $125 million due to weak markets, weather-related business interruptions and rising raw material costs that were not fully offset by higher prices.
Safety & Protection
•	Sales of $1.5 billion were up 9 percent versus the prior year quarter. Pricing gains particularly in chemical products, favorable currency and broad-based growth in emerging market volumes were tempered by weakness in the housing market.

•	PTOI of $251 million was down 20 percent. Earnings growth in chemicals and services was more than offset by lower earnings due to weak housing markets and growth investments in Kevlar® and Nomex® expansions.
Additional information on segment performance is available on the DuPont Investor Center web site at www.dupont.com.

Outlook
          The company expects fourth quarter 2008 earnings to be in the range of $.20 to $.25 per share, excluding significant items. The outlook includes expected earnings impact of about $.10 per share from hurricane-related business interruptions, principally the loss of production and sales from the company’s Orange, Texas plant. The outlook also reflects expected weakening demand in North American and Western European markets. Based on the fourth quarter estimate, the company expects to earn between $3.25 and $3.30 per share for the full year 2008, excluding significant items. Comparable full-year 2007 earnings were $3.28 per share. The company’s previous outlook, issued July 22, 2008, was $3.45 to $3.55 per share.
          “Our leadership teams around the world are actively engaged with customers and suppliers, making appropriate and timely adjustments to any changes in demand,” Holliday said. “We enter these challenging times in a better position than any prior economic slowdown. Our cash position, borrowing capability, and balance sheet are strong and we remain intensely focused on our operating cash flows.”
Use of Non-GAAP Measures
          Management believes that certain non-GAAP measurements, such as income excluding significant items, are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule D.
          DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. The company does not undertake to update any forward-looking statements as a result of future developments or new information. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #
10/21/08

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$7,297	$6,675	$24,709	$22,395
Other income, net	420	365	1,057	1,045

Total	7,717	7,040	25,766	23,440
Cost of goods sold and other operating charges (a)	5,916	5,161	18,298	16,357
Selling, general and administrative expenses	873	804	2,794	2,534
Research and development expense	360	332	1,050	979
Interest expense	98	113	272	320

Total	7,247	6,410	22,414	20,190

Income before income taxes and minority interests	470	630	3,352	3,250
Provision for income taxes	98	102	706	802
Minority interests in earnings of consolidated subsidiaries	5	2	10	5

Net income	$367	$526	$2,636	$2,443

Basic earnings per share of common stock	$0.40	$0.57	$2.91	$2.64

Diluted earnings per share of common stock	$0.40	$0.56	$2.89	$2.61

Dividends per share of common stock	$0.41	$0.37	$1.23	$1.11

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	903,134,000	921,106,000	902,131,000	922,958,000
Diluted	907,950,000	929,316,000	908,073,000	931,774,000

(a)	See Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Consolidated Balance Sheets
(Dollars in millions, except per share amounts)
SCHEDULE A (continued)

	September 30,	December 31,
	2008	2007
Assets

Current assets
Cash and cash equivalents	$1,993	$1,305
Marketable securities	152	131
Accounts and notes receivable, net	7,438	5,683
Inventories	5,635	5,278
Prepaid expenses	161	199
Income taxes	683	564

Total current assets	16,062	13,160

Property, plant and equipment, net of accumulated depreciation (September 30, 2008 - $16,509; December 31, 2007 - $15,733)	11,083	10,860
Goodwill	2,084	2,074
Other intangible assets	2,750	2,856
Investment in affiliates	939	818
Other assets	5,210	4,363

Total	$38,128	$34,131

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,942	$3,172
Short-term borrowings and capital lease obligations	2,953	1,370
Income taxes	197	176
Other accrued liabilities	3,329	3,823

Total current liabilities	9,421	8,541

Long-term borrowings and capital lease obligations	7,402	5,955
Other liabilities	7,233	7,255
Deferred income taxes	955	802

Total liabilities	25,011	22,553

Minority interests	443	442

Commitments and contingent liabilities
Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at September 30, 2008 - 989,402,000; December 31, 2007 - 986,330,000	297	296
Additional paid-in capital	8,368	8,179
Reinvested earnings	11,458	9,945
Accumulated other comprehensive loss	(959)	(794)
Common stock held in treasury, at cost (87,041,000 shares at September 30, 2008 and December 31, 2007)	(6,727)	(6,727)

Total stockholders’ equity	12,674	11,136

Total	$38,128	$34,131

E. I. du Pont de Nemours and Company
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
SCHEDULE A (continued)

	Nine Months Ended
	September 30,
	2008	2007
Cash provided by operating activities	$494	$1,426

Investing activities
Purchases of property, plant and equipment	(1,406)	(1,019)
Investments in affiliates	(53)	(27)
Payments for Businesses (Net of Cash Acquired)	(72)	(13)
Other investing activities — net	(151)	39

Cash used for investing activities	(1,682)	(1,020)

Financing activities
Dividends paid to stockholders	(1,123)	(1,037)
Net increase in borrowings	2,974	1,330
Other financing activities — net	57	(1,336)

Cash provided by (used for) financing activities	1,908	(1,043)

Effect of exchange rate changes on cash	(32)	32

Increase (decrease) in cash and cash equivalents	688	(605)

Cash and cash equivalents at beginning of period	1,305	1,814

Cash and cash equivalents at end of period	$1,993	$1,209

E. I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2008	2007	2008	2007	2008	2007
1st Quarter — Total (a)	$—	$(52)	$—	$(52)	$—	$(0.06)

2nd Quarter — Total	$—	$—	$—	$—	$—	$—

3rd Quarter

Hurricane charges (b)	(227)	—	(146)	—	(0.16)	—

Litigation related item (c)	—	(40)	—	(26)	—	(0.03)

3rd Quarter — Total	$(227)	$(40)	$(146)	$(26)	$(0.16)	$(0.03)

Year-to-date — Total	$(227)	$(92)	$(146)	$(78)	$(0.16)	$(0.09)

(a)	First quarter and year-to-date 2007 includes a net $52 charge in Cost of goods sold and other operating charges for litigation in the Performance Materials segment in connection with the elastomers antitrust matter.

(b)	Pretax hurricane charges by segment were $4 Agriculture & Nutrition, $2 Electronic & Communication Technologies, $216 Performance Materials and $5 Safety & Protection. These amounts do not include the estimated impact of hurricane-related business interruptions.

(c)	Third quarter and year-to-date 2007 includes a $40 charge in Cost of goods sold and other operating charges for existing litigation in the Other segment relating to a discontinued business.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
SEGMENT SALES (1)
Agriculture & Nutrition	$1,303	$1,067	$6,727	$5,591
Coatings & Color Technologies	1,757	1,649	5,269	4,909
Electronic & Communication Technologies	1,054	935	3,154	2,834
Performance Materials	1,708	1,651	5,231	4,919
Safety & Protection	1,529	1,408	4,477	4,244
Other	45	43	129	136

Total Segment sales	$7,396	$6,753	$24,987	$22,633

Elimination of transfers	(99)	(78)	(278)	(238)

Consolidated net sales	$7,297	$6,675	$24,709	$22,395

(1)	Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)
Agriculture & Nutrition	$(21)	$(96)	$1,269	$983
Coatings & Color Technologies	190	204	627	624
Electronic & Communication Technologies	137	138	482	438
Performance Materials	(91)	196	351	573
Safety & Protection	251	313	825	922

Total Growth Platforms	466	755	3,554	3,540

Pharmaceuticals	260	237	760	703
Other	(44)	(76)	(69)	(169)

Total Segment PTOI	$682	$916	$4,245	$4,074

Net exchange gain/(losses) (1)	45	(30)	(139)	(50)
Corporate expenses & net interest	(257)	(256)	(754)	(774)

Income before income taxes and minority interests	$470	$630	$3,352	$3,250

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)
Agriculture & Nutrition	$(4)	$—	$(4)	$—
Coatings & Color Technologies	—	—	—	—
Electronic & Communication Technologies	(2)	—	(2)	—
Performance Materials	(216)	—	(216)	(52)
Safety & Protection	(5)	—	(5)	—
Other	—	(40)	—	(40)

Total Significant Items by segment	$(227)	$(40)	$(227)	$(92)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
PTOI EXCLUDING SIGNIFICANT ITEMS
Agriculture & Nutrition	$(17)	$(96)	$1,273	$983
Coatings & Color Technologies	190	204	627	624
Electronic & Communication Technologies	139	138	484	438
Performance Materials	125	196	567	625
Safety & Protection	256	313	830	922

Total Growth Platforms	693	755	3,781	3,592

Pharmaceuticals	260	237	760	703
Other	(44)	(36)	(69)	(129)

Total Segment PTOI excluding Significant Items	$909	$956	$4,472	$4,166

(1)	Net after-tax exchange activity for the three months ended September 30, 2008 and 2007 was a loss of $40 and a gain of $8, respectively. Net after-tax exchange activity for the nine months ended September 30, 2008 and 2007 were losses of $91 and $17, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

(2)	Refer to the Notes to Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Summary of Earnings Comparisons

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2008	2007	Change	2008	2007	Change
Segment PTOI	$682	$916	-26%	$4,245	$4,074	4%
Significant Items charge included in PTOI (per Schedule B)	227	40		227	92

Segment PTOI excluding Significant Items	$909	$956	-5%	$4,472	$4,166	7%

Net Income	$367	$526	-30%	$2,636	$2,443	8%
Significant Items charge included in Net Income (per Schedule B)	146	26		146	78

Net Income excluding Significant Items	$513	$552	-7%	$2,782	$2,521	10%

EPS	$0.40	$0.56	-29%	$2.89	$2.61	11%
Significant Items charge included in EPS (per Schedule B)	0.16	0.03		0.16	0.09

EPS excluding Significant Items	$0.56	$0.59	-5%	$3.05	$2.70	13%

Average number of diluted shares outstanding	907,950,000	929,316,000	-2.3%	908,073,000	931,774,000	-2.5%
Calculation of Segment PTOI as a Percent of Segment Sales

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2008	2007	Change	2008	2007	Change
Segment PTOI excluding Significant Items	$909	$956	-5%	$4,472	$4,166	7%
Segment sales	7,396	6,753	10%	24,987	22,633	10%

Segment PTOI as a percent of segment sales	12.3%	14.2%		17.9%	18.4%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliations of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income before income taxes and minority interests	$470	$630	$3,352	$3,250
Less: Minority interests in earnings of consolidated subsidiaries	5	2	10	5
Add: Interest expense	98	113	272	320

EBIT	563	741	3,614	3,565
Add: Depreciation and amortization	346	340	1,096	1,029

EBITDA	$909	$1,081	$4,710	$4,594

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Total charges and expenses — consolidated income statements	$7,247	$6,410	$22,414	$20,190
Remove:
Interest expense	(98)	(113)	(272)	(320)
Variable costs (1)	(3,809)	(3,332)	(12,491)	(10,856)
Significant Items — charge (2)	(227)	(40)	(227)	(92)

Fixed costs	$3,113	$2,925	$9,424	$8,922

Consolidated net sales	$7,297	$6,675	$24,709	$22,395

Fixed costs as a percent of consolidated net sales	42.7%	43.8%	38.1%	39.8%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of Significant Items.
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2008	2007
	Outlook	Actual
Earnings per share — excluding Significant Items	$3.25 to $3.30	$3.28
Significant Items included in EPS:
Hurricane charge	(0.16)	—
Impairment charge — Performance Materials	—	(0.15)
Litigation related charges — Other	—	(0.03)
Litigation related charges, net — Performance Materials	—	(0.01)
Corporate tax-related items	—	0.13

Net charge for Significant Items	(0.16)	(0.06)

Reported EPS	$3.09 to $3.14	$3.22

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Exchange Gains/Losses
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pretax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Subsidiary/Affiliate Monetary Position (Gain)/Loss
Pretax exchange losses/(gains) (includes equity affiliates)	$318	$(83)	$110	$(140)
Local tax (benefits)/expenses	(40)	1	(37)	32

Net after-tax impact from subsidiary exchange losses/(gains)	$278	$(82)	$73	$(108)

Hedging Program (Gain)/Loss
Pretax exchange (gains)/losses	$(363)	$113	$29	$190
Tax expenses/(benefits)	125	(39)	(11)	(65)

Net after-tax impact from hedging program exchange (gains)/losses	$(238)	$74	$18	$125

Total Exchange (Gain)/Loss
Pretax exchange (gains)/losses	$(45)	$30	$139	$50
Tax expenses/(benefits)	85	(38)	(48)	(33)

Net after-tax exchange losses/(gains)	$40	$(8)	$91	$17

As shown above, the “Total Exchange (Gain)/Loss” is the sum of the “Subsidiary/Affiliate Monetary Position (Gain)/Loss” and the “Hedging Program (Gain)/Loss.”
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income before income taxes and minority interests	$470	$630	$3,352	$3,250
Add: Significant Items — charge	227	40	227	92
Net exchange (gains)/losses	(45)	30	139	50

Income before income taxes, Significant Items, exchange gains/losses and minority interests	$652	$700	$3,718	$3,392

Provision for income taxes	$98	$102	$706	$802
Add: Tax benefit on Significant Items	81	14	81	14
Tax (expense)/benefit on exchange gains/losses	(85)	38	48	33

Provision for income taxes, excluding taxes on Significant Items and exchange gains/losses	$94	$154	$835	$849

Effective income tax rate	20.9%	16.2%	21.1%	24.7%
Significant Items effect	4.8%	1.1%	0.9%	(0.3)%

Tax rate before significant items	25.7%	17.3%	22.0%	24.4%
Exchange gains/losses effect	(11.3)%	4.7%	0.5%	0.6%

Base income tax rate	14.4%	22.0%	22.5%	25.0%